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                                                                     EXHIBIT 4.6


                             SUBSCRIPTION AGREEMENT

VIRAGEN, INC.
865 S.W. 78th Avenue
Suite 100
Plantation, Florida 33324

Gentlemen:

         Active Investors Ltd. II ("Investor") is writing to advise you of the following terms and conditions under which Investor hereby offers to subscribe (the "Offer") for a Convertible Promissory Note in the principal amount of $1,000,000 (the "Note"), which is convertible into shares (the "Shares") of common stock, par value $.01 ("Common Stock"), of the Company and Warrants to purchase 100,000 shares of common stock of the Company. The Note shall be in the form of Exhibit B and shall be initially convertible into Common Stock of the Company (the Conversion Shares") at a conversion price of $1.00 per share. The Warrants issued to Investor shall be substantially in the form of Exhibit A, and be exercisable at $2.00 per share of Common Stock ("Warrant Shares"). The Notes, the Common Shares and the Warrant Shares are sometimes collectively referred to as the "Securities". The Note the Shares and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or in accordance with the laws of any state and may not be sold or transferred except pursuant to this subscription agreement and in compliance with the Act and applicable state securities laws.

         1.       SUBSCRIPTION.

         Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the Investor hereby offers to purchase the Note and the Warrant for an aggregate purchase price of One Million Dollars ($1,000,000) (the "Purchase Price"). The Purchase Price will be paid by the Investor in cash or other immediately available funds.

         2.       COMPANY REPRESENTATIONS AND WARRANTIES.

         The Company hereby warrants and represents to the Investor as follows:

         (A) The Company is duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

         (B) The Company has all requisite legal and power and authority to execute and deliver this Subscription Agreement, to sell and issue the Shares and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.


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         (C) All action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of this Subscription Agreement, the authorization, sale, issuance and delivery of the Note and the Warrant and the performance of the Company's obligations hereunder has been taken. Upon acceptance by the Company, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         (D) The Conversion Shares and the Warrant Shares will be validly issued and fully paid and nonassessable and free and clear of all encumbrances.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         The Investor, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:

                  (A) The Investor has sufficient liquid assets to sustain a loss of the Investor's entire investment.

                  (B) The Investor represents that the Investor is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). In general, an "Accredited Investor" is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. In the event the Investor does not qualify as an Accredited Investor, the Company may reject this subscription unless the Company determines that the Investor is otherwise qualified to participate in this offering based on the information furnished by the Investor to the Company pursuant to this Subscription Agreement.

                  (C) The Investor represents that the Investor (i) has adequate means of providing for the Investor's current financial needs and possible personal contingencies and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time as required; and (b) sustain a complete loss of the entire amount of the subscription; and
         (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

                  (D) The Investor has been afforded the opportunity to review the Company's Annual Report on Form 10-K/A for the year ended June 30, 1999, the Company's Quarterly Reports on Form 10-Q/A and 10-Q for the quarters ended September 30, 1999 and December 31, 1999, respectively. In addition, the Investor has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent the Investor considers appropriate in order




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         to permit the Investor to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

                  (E) The Securities being subscribed for are being acquired solely for the account of the Investor for personal investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, the Investor means that no other person has a beneficial interest in the Securities subscribed for hereunder, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith. The Investor does not intend to dispose of all or any part of the Securities, except in compliance with the provisions of the Act and applicable state securities laws, and understands that the Securities are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Act.

                  (F) The Investor hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Note, the Conversion Shares and the Warrant Shares:

                  "These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

                           The Investor certifies that each of the foregoing representations and warranties set forth in subsections (A) through (F) inclusive of this Section 3 are true as of the date hereof and shall survive such date.

         4. FOR FLORIDA RESIDENTS ONLY: EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY




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FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER
NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS CONFIDENTIAL TERM SHEET INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SET AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

         FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         5.       NO WAIVER.

                  Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Investor, the Investor does not thereby or in any manner waive any rights granted to the Investor under federal or state securities laws.

         6.       REGISTRATION.

         The Company agrees to use its best efforts in order to register within the next 12 months, Fundamental Investors, Ltd. II Conversion Shares and Warrant Shares in a Registration Statement to be filed by the Company and the Company will pay all costs and expenses associated with the registration process and will indemnify Fundamental Investors, Ltd. II to the full extent permitted by law in connection with the information included in such Registration Statement.

              (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)



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         IN WITNESS WHEREOF, the Investor has executed this Subscription
Agreement on the date his signature has been subscribed and sworn to below.

The Shares are                      -------------------------------
to be issued in                     Print Name of Investor
(check ONE box):
                                    --------------------------------
     individual name                Print Name of Joint Investor
----                               (if applicable)

     joint tenants
----  with rights of                --------------------------------
      survivorship                  Signature of Investor

     tenants in the
---- entirety                       --------------------------------
                                    Signature of Joint Investor

     corporation
---- (an officer                    --------------------------------
     must sign)
                                    --------------------------------
                                    Address of Investor

 X       partnership
----     (all general              /s/ Carl N. Singer
         partners must sign)       ---------------------------------
                                       Carl N. Singer

Accepted as of the 18th day of February, 2000.

VIRAGEN, INC.

By: /s/ Dennis W. Healey
     --------------------------------
         Dennis W. Healey
         Executive Vice President/CFO





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                                                                      EXHIBIT A



NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS.

                             STOCK PURCHASE WARRANT

                  To Purchase 100,000 Shares of Common Stock of

                                  VIRAGEN, INC.

                  THIS CERTIFIES that, for value received, Active Investors Ltd. II (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after February 18, 2000 (the "Initial Exercise Date") and on or prior to the close of business on February 17, 2003 (the "Termination Date") but not thereafter, to subscribe for and purchase from Viragen, Inc., a corporation incorporated in Delaware (the "Company"), up to One Hundred Thousand (100,000) shares (the "Warrant Shares") of Common Stock, $0.01 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.00. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Subscription Agreement pursuant to which this Warrant has been issued (the "Subscription Agreement"), the Subscription Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Subscription Agreement.


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         1.       TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3.       EXERCISE OF WARRANT.

                  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States or Canadian bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

                  (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  (c) If no registration statement is effective permitting the resale of the shares of Common Stock issued upon exercise of this Warrant at any time commencing one year after the issuance date hereof, then this Warrant shall also be exercisable by means of a "cashless exercise" in which the holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:





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(A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the principal market in terms of volume, and converted into US Dollars;

(B) = the Exercise Price of the Warrants; and

(X) = the number of shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

         5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

         7. TRANSFER, DIVISION AND COMBINATION. (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be




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involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

         8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11.      ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.
(a) STOCK SPLITS, ETC. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by




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the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         12. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         13. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such



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



Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         14.      NOTICE OF CORPORATE ACTION. If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

         15. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure




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that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         16.      MISCELLANEOUS.

         (a) JURISDICTION. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York, without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Subscription Agreement.

         (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

         (c) NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

         (e) LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         (f) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (g) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

         (h) INDEMNIFICATION. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; PROVIDED, HOWEVER, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

         (i) AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

         (j) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

         (k) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: February 18, 2000

                                   Viragen, Inc

                                   By: /s/ Dennis W. Healey
                                       -----------------------------------------
                                       Dennis W. Healey, Chief Financial Officer

                               NOTICE OF EXERCISE

To:      Viragen, Inc.

         (1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), of Viragen, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  ----------------------------------------
                  (Name)

                  ----------------------------------------
                  (Address)

                  ----------------------------------------




Dated:

                                                 ------------------------------
                                                 Signature

                                ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute

                   this form and supply required information.

                 Do not use this form to exercise the warrant.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------

---------------------------------------------------------------



---------------------------------------------------------------


                                                Dated:
                                                        -------------- , ------

                           Holder's Signature:
                                               --------------------------------

                           Holder's Address:
                                               --------------------------------

                                               --------------------------------



Signature Guaranteed:
                     ---------------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                      EXHIBIT B



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

                                  VIRAGEN, INC.

                           CONVERTIBLE PROMISSORY NOTE

$1,000,000                                                   February 18, 2000

                  FOR VALUE RECEIVED, Viragen, Inc., a Delaware corporation, with an address at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324 (the "Company" or "Payor"), promises to pay to the order of ACTIVE INVESTORS LTD. II (the "Payee" or the "Holder"), or registered assigns, the principal amount of One Million Dollars ($1,000,000) on February 17, 2001 (the "Maturity Date"), and unpaid interest on the unpaid principal balance hereof from the date of this Note at the rate of 9 1/2% per annum, payable in full no later than on the Maturity Date. Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

         1.       TERMS OF REPAYMENT.

                  1.1 All payments received on account of this Note shall be applied first to the payment of accrued interest on this Note and then to the reduction of the unpaid principal balance of this Note. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

                  1.2 If payment of the outstanding principal amount of this Note, together with accrued unpaid interest thereon at the applicable rate of interest (as set forth herein), is not made on the Maturity Date, then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of the Holder in an action to collect this Note) at an annual rate equal to the lesser of 18% or the maximum rate of interest permitted by applicable law.

                  1.3 Notwithstanding anything to the contrary contained in this Note, the Company shall not be obligated pay, and the Holder shall not be entitled to charge, collect, or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, any amounts of interest collected by the Holder in excess of such maximum rate shall be deemed to apply to principal, and all payments of interest and principal shall be recalculated to allow for such characterization.

                  1.4 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Florida, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

                  1.5 This Note is issued pursuant to a Subscription Agreement between the Company and the Payee of even date herewith (the "Purchase Agreement"), pursuant to which the Payee is purchasing, from the Company the Note and warrants to acquire, up to an aggregate of 100,000 shares of the Company's Common Stock, at an exercise price of $2.00 per share (the "Warrants"). This Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Purchase Agreement. Any transferee or transferees of this Note, by their acceptance hereof, assume the obligations of the Payee in the Purchase Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Purchase Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

         2.       CONVERSION RIGHTS.

                  2.1 RIGHT TO CONVERT. The Holder shall have the option, at any time to convert, all or any part of the outstanding principal amount of this Note into fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of the Company (the "Conversion Right") at the Conversion Price (as defined below) determined as provided in this Section 2. Promptly after the surrender of this Note, accompanied by a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Company shall issue and deliver to or upon the order of the Holder that number of shares of Common Stock for the balance of this Note converted as shall be determined in accordance herewith.

                  2.2 CALCULATION. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing (i) the amount of Principal to be converted by (ii) the Conversion Price in effect on the date the Conversion Notice is delivered to the Company by the Holder.

                  2.3 CONVERSION PRICE. The conversion price shall be $1.00 per share, subject to adjustment from time to time upon the happening of certain events (as adjusted, the "Conversion Price") as set forth below.

                  2.4 SUBDIVISION. If the Company, at any time while Notes remain outstanding, shall (i) subdivide the Common Stock (or effect a similar transaction), the Conversion Price shall be proportionately reduced or (ii) effect a reverse stock split or similar transaction, the Conversion Price shall be proportionately increased, as the case may be, as of the effective date of such subdivision, reverse stock split or similar transaction, or, if the Company shall take a record of holders of its Common Stock for the purpose of any such transaction, as of such record date, whichever is earlier (provided if such transaction does not actually occur, such adjustment shall not be made).

                  2.5      STOCK DIVIDENDS. If the Company at any time while the
Note is outstanding 0 0 all pay a dividend in shares of, or make other distribution of shares of, the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                  2.6 RECLASSIFICATION, CONSOLIDATION OR MERGER. At any time while this Note remains outstanding, in case of any reclassification or change of Common Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute new note providing that the holder of the Note shall have the right to exercise such new note (upon terms not less favorable to the holder than those then applicable to the Note) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Note, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Note had the Note been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this Section 2.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                  2.7 SHARE ISSUANCE. If the Company at any time shall issue any shares of Common Stock or options, warrants or convertible securities providing for the issuance of shares of Common Stock, prior to the conversion of the entire principal amount of the Note (otherwise than as provided above or pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof as described in the Company's periodic reports filed with the Securities and Exchange Commission) for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to the price of such share issuance.

                  2.8 METHOD OF CONVERSION. Except as otherwise provided in this Note or agreed to by the Holder, this Note may be converted by the Holder in whole at any time or in part (provided such partial conversion is at least $20,000) from time to time by (i) submitting to the Company a Conversion Notice (by facsimile dispatched on the Conversion Date and confirmed by U.S. mail or overnight mail service sent within two business days thereafter) and (ii) surrendering this Note with the mailed confirmation of the Conversion Notice at the principal office of the Company. Upon partial exercise of the Conversion Rights, a new note containing the same date and provisions as this Note shall be issued by the Company to the Holder for the balance due hereunder which shall not have been converted.

                  2.9 RESTRICTIONS ON SHARES. This Note has been issued by the Company pursuant to the exemption from registration under the Securities Act of 1933 (the "Act"). The shares of Common Stock issuable upon conversion of this Note may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or
(ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that has not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                  Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Company shall remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if (i) with such request, the Company shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or (ii) a registration statement under the Act covering such securities is in effect.

                  2.10 RESERVATION OF SHARES. The Company shall at all times have authorized and reserved, for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of shares of Common Stock underlying the then outstanding aggregate principal amount of the Note.

         3. COVENANTS. The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid, the Company will:

                  (a) Pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, upon its income and profits or upon any of its assets, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, however, that the Company will not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as (i) the validity, applicability and/or the amount thereof shall be contested in good faith by appropriate proceedings, (ii) the Company, shall have set aside on its books adequate reserves in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested, and (iii) enforcement of any lien on any assets of the Company associated with any such taxes, assessments, charges, levies or claims shall have been effectively stayed or fully bonded pending the final determination of any such proceedings.

                  (b) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply in all material respects with all laws, regulations and orders of each governmental authority having jurisdiction over the Company.

                  (c) Promptly following the occurrence of a Default (as defined herein), furnish to the Holder a statement of the Company's President or Chief Financial Officer setting forth the details of such Default and the action which the Company proposes to take with respect thereto.

                  (d) At all times maintain true and complete records and books of account in which all of the financial transactions of the Company are duly recorded in conformance with GAAP.

                  (e) At all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of the Note, such number of shares of Common Stock as shall be issuable upon the conversion of the Note.

                  (f) Take all action which may be necessary or expedient to assure that, upon conversion of the Note, all shares issuable upon such conversion or exercise will be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

                  (g) Use the proceeds from the sale of the Notes primarily for working capital.

                  (h) The Company shall provide to the Payee copies of the Company's quarterly and annual reports as filed with the Securities and Exchange Commission and copies of the Company's other information, documents and reports which the Company is required to file with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (i) Cooperate with the Holder and execute such further instruments and documents as the Holder shall reasonably request to carry out to their satisfaction the transactions contemplated by this Note.

                  (j) Permit Payee to visit and inspect any of the properties of the Company, to examine the books of account of the Company (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its and their officers, at all such reasonable times and intervals as Payee may reasonably request.

                  (k) Comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders and judgements.

         4. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur:

                  4.1 The Company fails to pay the principal of, any installment of interest accrued on, or any other amount at anytime owing under, the Note as and when the same becomes due and payable and such default is not cured within two days after notice of the occurrence of such default; or

                  4.2 The Company defaults in the due observance or performance of or breach any of its covenants contained in this Note and such default is not cured within 10 business days after notice of the occurrence of such default; or

                  4.3 The Company shall (i) becomes insolvent, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction ("Other Laws"), (vi) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company under the Code, or (vii) take any corporate action in furtherance of any of the foregoing; or

                  4.4 A proceeding or involuntary case shall be commenced, without the application or consent of the Company in any court of competent jurisdiction (i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (iii) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

                  4.5 A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company, and the Company shall not discharge the same, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such 30 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company (including all subsidiaries), shall exceed in the aggregate $100,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

                  4.6 The liquidation or dissolution of the Company or any vote in favor thereof by the board of directors and stockholders of the Company; or

                  4.7 A proceeding is commenced to foreclose a security interest in or lien on any asset of the Company as a result of a default in the payment or performance of any indebtedness of the Company in excess of $100,000, together with accrued unpaid interest thereon and related costs (other than the Note); or

                  4.8 An attachment or garnishment is levied against the assets of the Company or any Subsidiary thereof involving an amount in excess of $100,000 and the lien created by such levy is not vacated, bonded or stayed within 10 business days after such lien has attached to such assets; or

                  4.9 The Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company(other than the Note) having an unpaid principal amount in excess of $100,000, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any note (other than this Note) or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

                  4.10 The Company sells all or substantially all of its assets or merges or is consolidated with another corporation in which the Company is not the surviving corporation; then, and in any such event, the Holder of this Note may by written notice to the Company declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon due and payable, and the same shall, unless such default be cured within twenty (20) days after such notice, forthwith become due and payable upon the expiration of such twenty (20) day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

         5.       SUITS FOR ENFORCEMENT AND REMEDIES. If any one or more
Events of Default shall occur, the Holder may proceed to (i) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6. RESTRICTION ON TRANSFER. This Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, neither this Note nor any interest therein may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Holder reasonably satisfactory to the Company that such registration and qualification are not required.

         7. PREPAYMENT. The principal of and accrued interest on this Note may be prepaid in full at any time without premium or penalty.

         8. HOLDER DEEMED OWNER. The Company may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company, for the purpose of receiving payment hereof or thereof or on account hereof and for all other purposes) and the Company shall not be affected by notice to the contrary.

         9.       MISCELLANEOUS

                  9.1 If, following the occurrence of an Event of Default, the Holder of this Note shall seek to enforce the collection of any amount of principal and/or accrued interest on this Note, there shall be immediately due and payable by the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by the Holder of this Note in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

                  9.2 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  9.3 This Note may not be modified or discharged (other than by payment), except by a writing duly executed by the Company and Holder.

                  9.4 The headings of various sections and subsections of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

                  9.5 All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by telecopier (with the original timely mailed), or sent by registered, certified or express mail, return receipt requested, to such party at its address set forth below:

                           If to the Company, to:

                           Viragen, Inc.
                           865 S.W. 78th Avenue, Suite 100
                           Plantation, FL 33324
                           Telecopier No.: (954) 233-1416
                           Attn.: Dennis W. Healey

                           If to the Payee, to:

                           Active Investors Ltd. II
                           8567 Coral Way, # 138
                           Miami, FL 33155
                           Attn.: Carl Singer





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



                  Or hereafter given to the other party hereto pursuant to the provisions of this Note.

                  9.6 The Company may not delegate its obligations under this Note and such attempted delegations shall be null and void. The Holder may assign, pledge or otherwise transfer this Note without prior written consent of the Company. This Note inures to the benefit of Payee, its successors and its assignee of this Note and binds the Company, and its successors and assigns, and the terms "Payee" and "the Company" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

                  9.7 This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to it is rescinded or must otherwise be returned by the Holder upon bankruptcy or reorganization or otherwise of the Company, all as though such payment had not been made.

                  9.8 THE COMPANY AND THE HOLDER EACH (I) AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED EXCLUSIVELY IN THE APPROPRIATE STATE COURT, COUNTY OF BROWARD OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA (II) WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE NOW OR HEREAFTER BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND
(III) IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURT, COUNTY OF BROWARD AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AND THE HOLDER EACH FURTHER AGREES TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE COURT, COUNTY OF BROWARD OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA AND AGREES THAT SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, MAILED BY CERTIFIED MAIL TO THEIR RESPECTIVE ADDRESSES, SUCH SERVICE TO BECOME EFFECTIVE THREE BUSINESS DAYS AFTER SUCH MAILING, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, IN ANY SUIT, ACTION OR PROCEEDING. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

                  9.9 This Note is exchangeable, without expense, upon the surrender hereof by the Holder at the principal executive office of the Company, for two or more new Notes of like tenor and date (except for the principal amounts thereof) representing in the aggregate the same principal amount as this Note, in such denominations as shall be designated by the Holder thereof at the time of such surrender, provided that such new Notes shall be issuable in minimum denominations of $100,000 and integral multiples thereof.

                  9.10 This Note shall be construed in accordance with and governed by the laws of the State of Florida without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.





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                  9.11     No forbearance, indulgence, delay or failure to
exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                                  PAYOR:

                                  VIRAGEN, INC.

                                   By: /s/ Dennis W. Healey
                                       -------------------------------
                                           Dennis W. Healey
                                           Executive Vice President/CFO






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